Exhibit 99.1
Letter from the Chairman
April 27, 2011
Dear Shareholder,
As Chairman of Unilife, it is my pleasure to inform you that our Company is rapidly expanding as a commercial manufacturer of innovative drug delivery devices to the pharmaceutical industry. Following the recent completion of several key business milestones, we have begun to advance our position in the pharmaceutical market for prefilled syringes, as well as other fast-growing and highly profitable sectors of the drug delivery device industry.
Initial production of the Unifill® syringe, the world’s only known prefilled syringe with fully integrated safety features, recently commenced at our state-of-the-art facility in York, Pennsylvania. Once final validation is complete in June 2011, we can start filling initial sales orders. A growing number of additional pharmaceutical companies are also awaiting the supply of the Unifill syringe to evaluate its use with their commercial and pipeline drugs, further increasing the potential for growing demand and sales.
The Unifill syringe represents a unique and compelling proposition for pharmaceutical companies. First and foremost, Unifill is a highly differentiated device — a game changer — that sets a new standard for prefilled syringes. Unlike ancillary safety products that are attached onto standard prefilled syringes to comply with needlestick prevention laws, the Unifill syringe is a unique primary drug container that is easy to fill, and can minimize packaging and shipping costs. Its elegant design and enhanced safety features can deliver optimal protection to healthcare workers, reduce healthcare costs, and enhance patient care.
These benefits make the Unifill syringe a powerful choice for pharmaceutical companies seeking to generate brand differentiation in competitive therapeutic classes, and maximize or even extend the lifecycle of their injectable drugs and vaccines. The nearly unlimited pharmaceutical potential of Unifill can translate into several significant commercial opportunities for Unilife. These may include long-term commercial supply agreements, upfront fees in exchange for special rights within competitive therapeutic drug classes, and perhaps even sharing in the revenues of certain drugs that can fully harness the unique nature of our products to help retain or protect market share against branded or generic rivals.
When the Unifill industrialization program began in July 2008, Unilife undertook a significant expansion of its operational capabilities. As a result, we rapidly grew our workforce to 150 staff, completed a 165,000sqf state-of-the-art manufacturing facility within 12 months, and developed the advanced production systems that will enable us to meet projected demand. Due to this large upfront investment in staff, plant and equipment, we have achieved every quarterly milestone under the industrialization program and can commence Unifill sales well ahead of the original schedule. More importantly, we now have the operational capabilities, quality assurance systems and world-class team in place to serve as a strong, reliable and preferred supply partner to pharmaceutical companies.
Unilife is now ready to build long-term commercial relationships with a large network of pharmaceutical and healthcare partners. We have thus realigned and streamlined our organization by eliminating a number of excess legacy positions, while significantly strengthening and broadening our sales and marketing teams and product development capabilities. The core intent of this scheduled and timely restructure is to turbo-charge our business so that we can drive sales of the Unifill syringe and accelerate the commercialization of other exciting products in our pipeline. As an additional benefit, this realignment of our operations will improve our cash flow by $12MM during the 2011 calendar year.
This strategic realignment is also designed to harness the maximum potential of a significant new and emerging opportunity for Unilife. Our streamlined business structure, dynamic team, automated production systems and stringent quality standards position us to progressively emerge as the preferred ‘go-to’ innovation partner for pharmaceutical companies seeking elegant device solutions that meet the specific needs of their therapeutic drugs and vaccines.
Unilife Corporation
250 Cross Farm Lane, York, PA 17406   T + 1 717 384 3400   F + 717 384 3401   E info@unilife.com   W www.unilife.com

Traditionally, pharmaceutical and biotechnology companies have pinned their hopes on generating at least one blockbuster drug franchise out of dozens of development programs. This is like trying to hit one home run for every 30 or 40 strikes at the ball. It is our understanding that many large pharmaceutical companies are now looking to spread their risk by directing R&D investment towards the development of a greater number of highly personalized therapeutic drugs that can be marketed into smaller patient-specific populations. This new wave of novel drugs and vaccines, such as biologics with a high molecular complexity, will typically need to be matched with equally specialized delivery devices that are custom-designed to meet the specific requirements of the drug, and its effective administration to the patient. Rather than trying to develop such customized devices in-house, pharmaceutical companies are looking to outsource these projects to industry specialists.
What these pharmaceutical and biotechnology companies desire most is an agile, efficient and highly responsive partner that can serve as a one-stop shop for device innovation. Unilife is uniquely positioned to accommodate these unmet pharmaceutical needs. We have a proven track record for the rapid, on-time completion of major projects, and the full-suite of operational capabilities in place to design, develop, manufacture and supply advanced drug delivery devices that meet stringent quality standards. With the commercialization of the Unifill syringe as a unique primary drug container combining integrated safety features with biocompatible materials inside the fluid path, we achieved what many in the industry thought impossible. We can now replicate the success of Unifill on a grand scale to expand our network of pharmaceutical relationships and enter into several new and fast-growing device markets.
I am pleased to state that we have already identified strong interest from several leading pharmaceutical companies seeking to appoint a preferred partner to support them in the convergence of their novel patient-centric drugs with innovative, customized delivery devices. We thus expect to begin entering into agreements with pharmaceutical companies shortly not only for the Unifill syringe and other pipeline products, but additional new devices for complementary therapeutic areas that will greatly expand the size and scope of our industry presence. Moving forward, Unilife is committed to be the preferred partner to pharmaceutical companies in the development, commercialization and supply of novel drug delivery devices across a significant number of therapeutic classes.
We have never been in a stronger position and more confident in our success than we are today. Our future is bright, our potential is great and success is imminent. We thank you for your ongoing support.
Yours sincerely
Jim Bosnjak OAM — Chairman
This letter contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.